Exhibit 10.4

SEVENTH AMENDMENT TO MASTER LEASE AND SECURITY AGREEMENT

This SEVENTH AMENDMENT TO MASTER LEASE AND SECURITY AGREEMENT (this “Amendment”) is made and entered into as of February 11, 2013, by and between the parties signatory hereto, as lessors (collectively, “Lessor”) and HCR III Healthcare, LLC, as lessee (“Lessee”).

RECITALS

A.                                    Lessor is the current “Lessor” and Lessee is the current “Lessee” pursuant to that certain Master Lease and Security Agreement dated as of April 7, 2011, as amended by that certain First Amendment to Master Lease and Security Agreement dated as of April 7, 2011, as further amended by that certain Second Amendment to Master Lease and Security Agreement dated as of May 16, 2011, Third Amendment to Master Lease and Security Agreement dated as of January 10, 2012, Fourth Amendment to Master Lease and Security Agreement dated as of April 18, 2012, Fifth Amendment to Master Lease and Security Agreement dated as of May 5, 2012 and Sixth Amendment to Master Lease and Security Agreement dated as of July 30, 2012 (as so amended, the “Master Lease”).  Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Master Lease.

B.                                    Lessor and Lessee desire to modify certain terms and provisions of the Master Lease as more particularly provided herein.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby agree as follows:

1.                                      Changes to Certain Definitions.

(a)                                 The Master Lease is hereby amended by deleting the definition of “Consolidated Adjusted Total Net Debt” contained in Section 2.1 thereof in its entirety and inserting the following definition in lieu thereof:

“Consolidated Adjusted Total Net Debt:  (x) the aggregate principal amount of all Funded Debt of Guarantor and its Subsidiaries at such date, minus cash and Cash Equivalents held by Guarantor and its Subsidiaries on such date, in each case determined on a consolidated basis in accordance with GAAP, plus (y) eight (8) times the total aggregate annual lease payments under this Lease of Guarantor and its Subsidiaries.”

(b)                                 The Master Lease is hereby amended by deleting the definition of “Consolidated EBITDA” contained in Section 2.1 thereof in its entirety and inserting the following definition in lieu thereof:

“Consolidated EBITDA:  With respect to any Person for any period, Consolidated Net Income of such Person and its Subsidiaries for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of:

(a)                     provision for taxes based on income, profits and/or capital, including, without limitation, federal, foreign, state, franchise, excise and similar taxes and foreign withholding taxes of such Person paid or accrued during such period, including any penalties and interest relating to such taxes;

(b)                     Consolidated Net Interest Expense of such Person and its Subsidiaries and, to the extent not reflected in such Consolidated Net Interest Expense, any losses on hedging obligations or other derivative instruments entered into in the ordinary course of business for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obligations, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including commitment, facility letter of credit and administrative fees and charges with respect to the Facilities);

(c)                      depreciation and amortization expense (including, but not limited to, deferred financing fees and capitalized software expenditures, customer acquisition costs and incentive payments, conversion costs, contract acquisition costs and amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits);

(d)                     amortization or impairment of intangibles (including, but not limited to, goodwill) and organization costs;

(e)                      any extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business and accruals and payments for amounts payable under executive employment agreements in connection with the transactions contemplated under the Purchase Agreement);

(f)                       any other non-cash charges, expenses or losses (except to the extent such charges, expenses or losses represent an accrual of or reserve for cash expenses in any future period or an amortization of a prepaid cash expense paid in a prior period), including in relation to earn outs and similar obligations and any non-cash expenses resulting from the revaluation of inventory (including any impact of changes to inventory valuation policies or methods and changes in capitalization of variances);

(g)                      restructuring and integration costs or reserves, including, without limitation, any severance costs, costs associated with office and facility openings or closings and consolidation, relocation or integration costs and other non-recurring business optimization and restructuring charges and expenses;

(h)                     stock-option based and other equity-based compensation expenses;

(i)                         transaction costs, fees, losses and expenses (including those relating to the transactions contemplated by the Purchase Agreement or this Lease) payable in connection with (1) the sale of Capital Stock, (2) the incurrence of Indebtedness or dispositions, (3) any Restricted Payments, or (4) any acquisition or other investment (in each case whether or not successful);

(j)                        all fees and expenses paid pursuant to (i) that certain Consulting Services Agreement, by and between HCR ManorCare, Inc. and TC Group V, L.L.C., (ii) that certain Transaction Services Agreement, by and between HCR ManorCare, Inc. and TC Group V, L.L.C., each as in effect on or about April 6, 2011, and each as modified from time to time; and (iii) any other agreement between HCR ManorCare, Inc. or any of its Subsidiaries and any equity holder or any affiliated entity of such equity holder of HCR ManorCare, Inc.;

(k)                     proceeds from any business interruption insurance (in the case of this clause (k), to the extent not reflected as revenue or income in such statement of such Consolidated Net Income);

(l)                         the amount of cost savings and other operating improvements and synergies projected by Guarantor in good faith and certified in writing to Lessor to be realized as a result of any acquisition, merger, disposition (including the termination or discontinuance of activities constituting such business) of business entities, properties or assets constituting a division or line of business of any business entity, division or line of business that is the subject of any such acquisition or disposition, including any synergies and cost savings (calculated on a pro forma basis as though such cost savings and other operating improvements and synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions to the extent already included in the Consolidated Net Income for such period, provided that (i) Guarantor shall have certified to the Lessor that (A) such cost savings are reasonably anticipated to be realizable within 12 months following such acquisition or disposition and (B) such actions are taken or committed to be taken within 12 months after such acquisition, disposition or operational change and (ii) no cost savings shall be added pursuant to this clause (l) to the extent duplicative of any expenses or charges relating to such cost savings that are included in clause (g) above and clause (o) below with respect to such period;

(m)                 cash expenses relating to earn outs and similar obligations;

(n)                     to the extent actually reimbursed, expenses incurred to the extent covered by indemnification provisions in any agreement in connection with a permitted acquisition or other permitted investment;

(o)                     the amount of cost savings and other operating improvements and synergies reasonably expected to result from any operational change taken or committed to be taken during such period (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions to the extent already included in the Consolidated Net Income for such period, provided that no cost savings shall be added pursuant to this clause (o) to the extent duplicative of any expenses or charges relating to such cost savings that are included in clauses (l) and (g) above with respect to such period;

(p)                     the non-cash portion of straight-line rent expense;

(q)                     payments made to Guarantor or Manor Care, Inc. to pay (i) any taxes which are attributable to Guarantor or Manor Care, Inc. or any of their respective parent companies, (ii) customary fees, salary, bonus, severance and other benefits payable to, and indemnities provided on behalf of, their current and former officers and employees and members of their board of directors, (iii) ordinary course corporate operating expenses and other fees and expenses required to maintain their corporate existence, (iv) fees and expenses related to the agreements described in clause (j) above, (v) fees and expenses incurred in connection with any unsuccessful debt or equity offering by Guarantor or Manor Care, Inc. or any of their respective parent companies to the extent that the proceeds of such proceeds were intended to be used for the benefit of Lessee, Guarantor or any of their respective Subsidiaries;

(r)                        costs of surety bonds in connection with financing activities of such Person and its Subsidiaries;

(s)                       losses from start-up businesses;

(t)                        other non-operating expenses (including, without limitation, environmental and asset retirement obligations);

(u)                     accretion of asset retirement obligations in accordance with SFAS No. 143, Accounting for Asset Retirement Obligations and FASB Interpretation No. 47, and any similar accounting in prior periods;

(v)                     the amount of cash payments made in respect of pensions and other post-employment benefits in such period;

(w)                   charges, losses or expenses to the extent indemnified or insured by a third party as to which the indemnifying or insuring party has not denied liability; and

(x)                     equity earnings in affiliated companies received in cash by Guarantor or its Subsidiaries,

minus, to the extent reflected as income or a gain in the statement of such Consolidated Net Income for such period, the sum of:

(a)                     any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business);

(b)                     any other non-cash income or gains (other than the accrual and/or deferral of revenue in the ordinary course), but excluding any such items (i) in respect of which cash was received in a prior period or will be received in a future period or (ii) which represent the reversal in such period of any accrual of, or cash reserve for, anticipated cash charges in any prior period where such accrual or reserve is no longer required, all as determined on a consolidated basis; and

(c)                      cash payments in connection with “straight-line” rent expense which exceed the amount expensed in respect of such rent expense;

provided that for purposes of calculating Consolidated EBITDA of Lessee, Guarantor and their respective Subsidiaries for any period, (A) the Consolidated EBITDA of any Person or property acquired by Lessee, Guarantor or their respective Subsidiaries during such period (assuming any synergies, cost savings and other operating improvements to the extent certified by Guarantor as having been determined in good faith to be reasonably anticipated to be realizable within 18 months following such acquisition), shall be included on a pro forma basis for such period (but assuming the consummation of such acquisition and the incurrence or assumption of any Indebtedness in connection therewith or such designation, as the case may be, occurred on the first day of such period), and (B) the Consolidated EBITDA of any Person or property disposed of by Lessee, Guarantor or any of their respective Subsidiaries during such period, shall be excluded for such period (assuming the consummation of such Disposition and the repayment of any Indebtedness in connection therewith or such designation, as the case may be, occurred on the first day of such period).

Notwithstanding the foregoing, Consolidated EBITDA shall be calculated without giving effect to the non-cash effects of purchase accounting or similar adjustments required or permitted by GAAP in connection with any other acquisition or investment occurring prior to the date hereof.

Notwithstanding anything to the contrary herein, the rent and other expenses associated with this Lease or any subleases hereunder shall reduce Consolidated Net Income as used in the calculation of Consolidated EBITDA (with such rent and other expenses being calculated as though such lease has operating lease accounting treatment, irrespective of any accounting treatment or classification of such lease as a capital lease obligation).”

(c)                                  The Master Lease is hereby amended by deleting the definition of “Consolidated EBITDAR” contained in Section 2.1 thereof in its entirety and inserting the following definition in lieu thereof:

“Consolidated EBITDAR:  Consolidated EBITDA plus cash rent payments under this Lease.”

(d)                                 The Master Lease is hereby amended by deleting the definition of “Consolidated Net Interest Expense” contained in Section 2.1 thereof in its entirety and inserting the following definition in lieu thereof:

“Consolidated Net Interest Expense:  Of any Person for any period, (a) total cash interest expense (including that attributable to obligations under capital leases) of such Person and its Subsidiaries for such period with respect to all outstanding Indebtedness of such Person and its Subsidiaries, minus (b) the sum of (i) total cash interest income of such Person and its Subsidiaries for such period, in each case determined in accordance with GAAP plus (ii) any one time financing fees (to the extent included in such Person’s consolidated interest expense for such period). For purposes of the foregoing, interest expense of any Person shall be determined after giving effect to any net payments made or received by such Person with respect to interest rate hedge agreements (other than early termination payments).”

(e)                                  The Master Lease is hereby amended by deleting the definition of “Fixed Charges” contained in Section 2.1 thereof in its entirety and inserting the following definition in lieu thereof:

“Fixed Charges:  As to any Person and its Subsidiaries, on a consolidated basis, with respect to any period, the sum of, without duplication, (a) all Consolidated Net Interest Expense paid in cash during such period, plus (b) the aggregate cash rental payments under this Lease of Guarantor and its Subsidiaries during such period.”

(f)                                   The Master Lease is hereby amended by deleting the definition of “Funded Debt” contained in Section 2.1 thereof in its entirety and inserting the following definition in lieu thereof :

“Funded Debt:  With respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, and (c) all payment obligations of such Person under any capital leases (other than this Lease or other operating leases given capital lease treatment under GAAP).”

(g)                                  The Master Lease is hereby amended by deleting the definition of “Guarantor” contained in Section 2.1 thereof in its entirety and inserting the following definition in lieu thereof:

“Guarantor:  Collectively, HCR ManorCare, Inc. (successor by merger to HCR Manor Care, LLC and formerly known as HCRMC Operations, LLC), and any present or future guarantor of Lessee’s obligations pursuant to this Lease (each individually, a “Guarantor”).”

(h)                                 The Master Lease is hereby amended by adding the following definition to Section 2.1 thereof :

“Indebtedness:  Of any Person shall mean, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person for the deferred purchase price of property or services, (d) all guaranteed obligations by such Person of indebtedness of others, (e) all capital lease obligations of such Person, other than any capitalized rent or other capitalized obligation under this Lease, (f) all payments that such Person would have to make in the event of an early termination, on the date indebtedness of such Person is being determined in respect of outstanding hedge agreements (such payments in respect of any hedge agreement with a counterparty being calculated subject to and in accordance with any netting provisions in such hedge agreement) and (g) the principal component of all obligations, contingent or otherwise, of such Person (i) as an account party in respect of letters of credit (other than any letters of credit, bank guarantees or similar instrument in respect of which a back-to-back letter of credit has been issued under or permitted by this Lease) and (ii) in respect of bankers’ acceptances; provided that Indebtedness shall not include (A) trade and other ordinary course payables arising in the ordinary course of business, (B) prepaid or deferred revenue arising in the ordinary course of business, (C) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy unperformed obligations of the seller of such asset or (D) earn-out obligations until such obligations become a liability on the balance sheet of such Person in accordance with GAAP.  The indebtedness of any Person shall include the Funded Debt of any partnership in which such Person is a general partner, other than to the extent that the instrument or agreement evidencing such Funded Debt expressly limits the liability of such Person in respect thereof.”

2.                                      Additional Reporting Requirements.  From and after the date hereof, Lessee shall provide to Lessor the following reports with respect to Guarantor and its respective Subsidiaries:

(a)                                 as soon as available, but in any event not later than thirty-one (31) days after the end of each calendar year, a monthly budget for the following calendar year for the Guarantor, which will include a consolidated balance sheet, a consolidated cash flow, and a consolidated income statement, provided that the consolidated income statement shall be broken out by Guarantor’s business lines;

(b)                                 within twenty (20) days after the end of each calendar month, monthly reports comparing actual results vs. budget by Guarantor’s business line, including relevant operational metrics, including operating expenses in form and substance substantially similar to the Facility level statements Lessee provides under the Master Lease; and

(c)                                  within twenty (20) days after the end of each calendar month, monthly reports of free cash flow reconciliation (comparing actual results vs. budget) in a format to be mutually agreed upon by Guarantor and Lessor.

All reports and statements required under this Section 2 shall be prepared on an accrual basis consistently maintained throughout the applicable period and shall be subject to the requirements of Section 25.1.3 of the Master Lease.  For the avoidance of doubt, the reports required under this Section 2 shall be in addition to any other reports and statements required to be delivered by Lessee under Section 25.1.2 of the Master Lease and the annual and quarterly financial statements required by Section 25.1.2(a) and (b) of the Master Lease shall be prepared in accordance with GAAP applied on a basis consistently maintained throughout the applicable period.  To the extent that and for so long as (i) MC Operations Investments, Inc. or any other affiliate or subsidiary of HCP, Inc. are shareholders of Guarantor; (ii) Guarantor files with the Securities and Exchange Commission (the “SEC”) an annual report on Form 10-K or a quarterly report on Form 10-Q, as applicable; and (iii) Lessee delivers to Lessor and its Affiliates full copies of Guarantor’s SEC filings, Lessee’s obligations in Sub-sections 2(a)-(c) shall be modified to the extent required to avoid the disclosure of any items which the SEC prohibits to be disclosed by Lessee or Guarantor to Lessor, for any period during which such prohibition shall apply.

In addition, the Master Lease is hereby amended by deleting sub-clause (d) of Section 45.1.7 thereof in its entirety and inserting the following in lieu thereof:  “(d) in connection with reporting of Facility portfolio based performance, other Facility portfolio information and certain credit metrics for Guarantor and its Subsidiaries in filings with Securities and Exchange Commission by Lessor and its Affiliates;”

3.                                      Addition of Property to the Master Lease.

(a)                                 In the event that Lessee shall desire to add any real property (the “Additional Property”) to the Leased Property, Lessee shall, at least forty-five (45) days prior to the date of such proposed addition, provide to Lessor the following:

(i)                                     a written request to Lessor describing the proposed location and use of the Additional Property;

(ii)                                  a pro forma owner’s title insurance policy (“Pro Forma”) showing fee title to the Additional Property vested in HCP Properties, L.P., a Delaware limited partnership, or such other entity as designated by Lessor (“Grantee”), in an amount reasonably acceptable to Lessor, subject to no financial encumbrances (other than tax liens not yet due and payable), and containing the following endorsements (in each case, where and if applicable):  owner’s comprehensive; same as survey; access and entry; separate tax parcel; location; street assessments; zoning; environmental protection lien; subdivision; mechanic’s lien; deletion of arbitration; and other endorsements reasonably requested by Lessor;

(iii)                               copies of all underlying documents for any exceptions shown on the Pro Forma;

(iv)                              an ALTA survey which accurately depicts the Additional Property, certified to Grantee (and such other parties as may be reasonably requested by Lessor) and an affidavit of no change to survey reasonably acceptable to the title company for the purpose of removing the standard survey exception and issuing any survey-related endorsements;

(v)                                 a Phase I environmental report of the Additional Property (completed within the six (6) month period prior to the date of the proposed addition) and any other environmental reports concerning the Additional Property in Lessee’s possession or control or reasonably available to Lessee, in each case, which report(s) shall be certified to Grantee (or the consultant(s) preparing such reports shall issue a reliance letter establishing a relationship between such consultant and Grantee);

(vi)                              if applicable and requested by Lessor, a property condition report for the Additional Property;

(vii)                           if applicable and requested by Lessor, a zoning report for the Additional Property (which shall include a zoning letter from the applicable municipal agency, provided that such agency issues such letters);

(viii)                        copies of all agreements and documents pursuant to which Lessee purchased, or has contracted to purchase, the Additional Property; and

(ix)                              forms of any conveyance documents (e.g., deeds, bills of sale, etc.) and any other documents required to be executed by Grantee in connection with conveyance of the Additional Property to Grantee (collectively, the “Conveyance Documents”).

(b)                                 Within thirty (30) days following Lessor’s receipt of all of the documents and materials required pursuant to Section 3(a) above, Lessor shall provide written notice to Lessee either approving the addition of the Additional Property to the Leased Property, requesting additional information regarding the Additional Property, or denying the addition of the Additional Property to the Leased Property and setting forth the reasons for such denial.  Lessor’s approval of the addition of the Additional Property to the Leased Property, shall be conditioned on the following:

(x)                                 Lessor’s receipt of an owner’s title policy in the form of the Pro Forma (including all requested endorsements thereto in accordance with the terms hereof) approved by Lessor (“Owner’s Policy”);

(xi)                              Lessor and Lessee’s execution of an addendum to the Master Lease in the form attached hereto as Exhibit A (the “Addendum”); and

(xii)                           Lessee’s payment of all costs in connection with the conveyance of the Additional Property and the addition of the Additional Property to the Leased Property, including, but not limited to, the cost of the Owner’s Policy, all recording and escrow costs and any transfer taxes.

(c)                                  If Lessor shall approve the addition of the Additional Property to the Leased Property, Lessee shall deliver to Lessor:

(xiii)                        concurrently with the conveyance of the Additional Property to Grantee:  an original of the Addendum executed by Lessee; copies of all Conveyance Documents; and funds to cover the payment of all costs and expenses of Lessor in connection with the conveyance of the Additional Property to Grantee and the addition of the Additional Property to the Leased Property; and

(xiv)                       promptly upon Lessee’s receipt, a copy of the recorded deed conveying the Additional Property to Grantee and an original of the Owner’s Policy.

(d)                                 The failure by Lessor to respond to Lessee’s written request to approve the addition of the Additional Property (provided that such request also includes all items required to be delivered to Lessor in connection with any such request under Section 3(a) above) within the applicable time period shall constitute Lessor’s deemed disapproval of the addition of the Additional Property to the Leased Property, provided that Lessee shall have the right to resubmit such request together with any additional information subsequently requested by Lessor.

(e)                                  Pursuant to Lessee’s obligations under Section 42.2 of the Master Lease, Lessee hereby agrees to pay all costs and expenses (including, without limitation, attorneys’ fees and expenses) incurred by Lessor in connection with Lessor’s review of any requests to add Additional Property to the Leased Property and the preparation, negotiation and documentation of any documents or agreements in connection therewith (whether or not such requests are approved by Lessor or such Additional Property is added to the Leased Property), which amounts shall constitute Additional Charges under the Master Lease, unless otherwise provided pursuant to Section 3(c)(i).

4.                                      Effect of Amendment. All references in the Master Lease to the “Master Lease” shall be deemed to be references to the Master Lease as amended hereby.

5.                                      Full Force and Effect; Acknowledgement. The Master Lease, as hereby amended, shall remain and continue in full force and effect.

6.                                      Counterparts; Facsimile or Electronically Transmitted Signatures. This Amendment may be executed in any number of counterparts, all of which shall constitute one and the same instrument.  Signatures transmitted by facsimile or other electronic means may be used in place of original signatures on this Amendment, and Lessor and Lessee both intend to be bound by the signatures on the document transmitted by facsimile or such other electronic means.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

“LESSOR”

HCP PROPERTIES, LP, a Delaware limited partnership

By:	HCP I-B Properties, LLC, a Delaware limited liability company, its General Partner

HCP WEST VIRGINIA PROPERTIES, LLC, a Delaware limited liability company

HCP PROPERTIES OF ALEXANDRIA VA, LLC, a Delaware limited liability company

HCP PROPERTIES OF ARLINGTON VA, LLC, a Delaware limited liability company

HCP PROPERTIES OF MIDWEST CITY OK, LLC, a Delaware limited liability company

HCP PROPERTIES OF OKLAHOMA CITY (NORTHWEST), LLC, a Delaware limited liability company

HCP PROPERTIES OF OKLAHOMA CITY (SOUTHWEST), LLC, a Delaware limited liability company

HCP PROPERTIES OF TULSA OK, LLC, a Delaware limited liability company

HCP PROPERTIES-ARDEN COURTS OF ANNANDALE VA, LLC, a Delaware limited liability company

HCP PROPERTIES-CHARLESTON OF HANAHAN SC, LLC, a Delaware limited liability company

HCP PROPERTIES-COLUMBIA SC, LLC, a Delaware limited liability company

HCP PROPERTIES-FAIR OAKS OF FAIRFAX VA, LLC, a Delaware limited liability company

HCP PROPERTIES-IMPERIAL OF RICHMOND VA, LLC, a Delaware limited liability company

HCP PROPERTIES-LEXINGTON SC, LLC, a Delaware limited liability company

HCP PROPERTIES-MEDICAL CARE CENTER-LYNCHBURG VA, LLC, a Delaware limited liability company

HCP PROPERTIES-OAKMONT EAST-GREENVILLE SC, LLC, a Delaware limited liability company

HCP PROPERTIES-OAKMONT OF UNION SC, LLC, a Delaware limited liability company

HCP PROPERTIES-OAKMONT WEST-GREENVILLE SC, LLC, a Delaware limited liability company

HCP PROPERTIES-STRATFORD HALL OF RICHMOND VA, LLC, a Delaware limited liability company

HCP PROPERTIES-WEST ASHLEY-CHARLESTON SC, LLC, a Delaware limited liability company

HCP MARYLAND PROPERTIES, LLC, a Delaware limited liability company

By:	/s/ Susan M. Tate
	Name:	Susan M. Tate
	Title:	Executive Vice President

“LESSEE”

HCR III HEALTHCARE, LLC, a Delaware limited liability company

By:	/s/ Matthew S. Kang
Name: Matthew S. Kang
Title: Vice President, Chief Financial Officer

CONSENT, REAFFIRMATION AND AGREEMENT OF GUARANTOR

Guarantor hereby (i) reaffirms all of its obligations under the Guaranty, (ii) consents to the foregoing Amendment and (iii) agrees that its obligations under the Guaranty shall extend to Lessee’s duties, covenants and obligations pursuant to the Master Lease, as amended pursuant to the foregoing Amendment.

HCR MANORCARE, INC., a Delaware corporation

By:	/s/ Matthew S. Kang
Name: Matthew S. Kang
Title: Vice President, Chief Financial Officer

Consent, Reaffirmation and Agreement

EXHIBIT A

Form of Addendum

[Addendum #    ]

ADDENDUM #     TO MASTER LEASE AND SECURITY AGREEMENT

This ADDENDUM #     TO MASTER LEASE AND SECURITY AGREEMENT (this “Addendum”) is made and entered into as of                        , 20    , by and between the parties signatory hereto, as lessors (collectively, “Lessor”) and HCR III Healthcare, LLC, as lessee (“Lessee”).

RECITALS

A.            Lessor is the current “Lessor” and Lessee is the current “Lessee” pursuant to that certain Master Lease and Security Agreement dated as of April 7, 2011 (as the same may have been amended, restated or otherwise modified prior to the date hereof, the “Master Lease”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Master Lease.

B.            Lessee’s obligations under the Master Lease are guaranteed by HCR ManorCare, Inc., a Delaware corporation, successor in interest to HCR ManorCare, LLC, a Delaware limited liability company, pursuant to that certain Guaranty of Obligations dated as of April 7, 2011 (as the same may have been or may hereafter be further amended, modified or reaffirmed from time to time in accordance with the terms thereof, the “Guaranty”).

C.            Pursuant to Section 3 of that certain Seventh Amendment to Master Lease and Security Agreement, dated as of December     , 2012 (the “Seventh Amendment”), by and between Lessor and Lessee, Lessor and Lessee desire to add the real property more particularly described on Exhibit A attached hereto (the “New Property”) to the Leased Property under the Master Lease.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby agree as follows:

Exhibit A - 1

1.             Lessee’s Representations and Warranties.  Lessee hereby represents and warrants to Lessor that Lessee has delivered to Lessor the materials and documentation required pursuant to Section 3(a) of the Seventh Amendment and that, to Lessee’s knowledge, (i) all such materials and documentation were true, correct and complete at the time delivered and (ii) there have been no changes affecting any such materials or documentation or any information disclosed thereby, that would interfere with or materially adversely affect the consummation of the transactions contemplated hereby, that have not been previously disclosed by Lessee to Lessor in writing.

2.             Additional Property. The Master Lease is hereby amended to modify the “Leased Property” to add the New Property thereto and Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, as part of the Leased Property, all of Lessor’s right, title and interest in and to the New Property, including any improvements currently and to be located thereon, subject to all of the terms, conditions and provisions of the Master Lease, as it is hereby, and may be hereafter, amended, supplemented, restated or otherwise modified.

3.             Effect of Addendum. All references in the Master Lease to the “Master Lease” shall be deemed to be references to the Master Lease as amended hereby.

4.             Full Force and Effect; Acknowledgement. The Master Lease, as hereby amended, shall remain and continue in full force and effect.

5.             Counterparts; Facsimile or Electronically Transmitted Signatures. This Addendum may be executed in any number of counterparts, all of which shall constitute one and the same instrument. Signatures transmitted by facsimile or other electronic means may be used in place of original signatures on this Addendum, and Lessor and Lessee both intend to be bound by the signatures on the document transmitted by facsimile or such other electronic means.

6.             Fees and Costs. Pursuant to Lessee’s obligations under Section 42.2 of the Master Lease, Lessee hereby agrees to pay all of Lessor’s actual out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and documentation of this Addendum, which amounts shall constitute Additional Charges under the Master Lease.

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Consent, Reaffirmation and Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed as of the day and year first written above.

“LESSOR”

HCP PROPERTIES, LP, a Delaware limited partnership

By:	HCP I-B Properties, LLC, a Delaware limited liability company, its General Partner

HCP WEST VIRGINIA PROPERTIES, LLC, a Delaware limited liability company

HCP PROPERTIES OF ALEXANDRIA VA, LLC, a Delaware limited liability company

HCP PROPERTIES OF ARLINGTON VA, LLC, a Delaware limited liability company

HCP PROPERTIES OF MIDWEST CITY OK, LLC, a Delaware limited liability company

HCP PROPERTIES OF OKLAHOMA CITY (NORTHWEST), LLC, a Delaware limited liability company

HCP PROPERTIES OF OKLAHOMA CITY (SOUTHWEST), LLC, a Delaware limited liability company

HCP PROPERTIES OF TULSA OK, LLC, a Delaware limited liability company

S-1

HCP PROPERTIES-ARDEN COURTS OF ANNANDALE VA, LLC, a Delaware limited liability company

HCP PROPERTIES-CHARLESTON OF HANAHAN SC, LLC, a Delaware limited liability company

HCP PROPERTIES-COLUMBIA SC, LLC, a Delaware limited liability company

HCP PROPERTIES-FAIR OAKS OF FAIRFAX VA, LLC, a Delaware limited liability company

HCP PROPERTIES-IMPERIAL OF RICHMOND VA, LLC, a Delaware limited liability company

HCP PROPERTIES-LEXINGTON SC, LLC, a Delaware limited liability company

HCP PROPERTIES-MEDICAL CARE CENTER-LYNCHBURG VA, LLC, a Delaware limited liability company

HCP PROPERTIES-OAKMONT EAST-GREENVILLE SC, LLC, a Delaware limited liability company

HCP PROPERTIES-OAKMONT OF UNION SC, LLC, a Delaware limited liability company

HCP PROPERTIES-OAKMONT WEST-GREENVILLE SC, LLC, a Delaware limited liability company

Exhibit A - S-2

HCP PROPERTIES-STRATFORD HALL OF RICHMOND VA, LLC, a Delaware limited liability company

HCP PROPERTIES-WEST ASHLEY-CHARLESTON SC, LLC, a Delaware limited liability company

HCP MARYLAND PROPERTIES, LLC, a Delaware limited liability company

By:
Name:
Title:

“LESSEE”

HCR III HEALTHCARE, LLC, a Delaware limited liability company

By:
Name:
Title:

Exhibit A - S-3

[Addendum #    ]

CONSENT, REAFFIRMATION AND AGREEMENT OF GUARANTOR

Guarantor hereby (i) reaffirms all of its obligations under the Guaranty, (ii) consents to the foregoing Addendum and (iii) agrees that its obligations under the Guaranty shall extend to Lessee’s duties, covenants and obligations pursuant to the Master Lease, as amended or modified pursuant to the foregoing Addendum.

HCR MANORCARE, INC., a Delaware corporation

By:
Name:
Title:

Exhibit A - Consent, Reaffirmation and Agreement

EXHIBIT A

Legal Description of Additional Property